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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: March 31, 2003


                      NATIONAL MANAGEMENT CONSULTING, INC.
             (Exact name of registrant as specified in its charter)


              Delaware             000-28459               22-3360133
      (State of Incorporation) (Commission File Number)   (IRS Employer
                                                        Identification No.)


                          Steven A. Horowitz, President
                      National Management Consulting, Inc.
               545 Madison Avenue - 6th Floor, New York, NY 10022
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (516) 683-1500
                    ----------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5.          OTHER EVENTS

     The Company has relocated its office to 545 Madison Avenue - 6th Floor, New York, NY 10022. The new phone number of the Company is (516) 683-1500.

     In March 2003, each of the Company's four members of the Board of Directors, James W. Zimbler, Lee Rubenstein, Andrew J. Schenker and Steven A. Horowitz agreed to return to the Company a total of 1,950,000 shares of common stock held by them for cancellation in the following respective amounts: Mr. Horowitz, 750,000 shares; Mr. Zimbler 750,000 shares; Mr. Rubenstein 350,000 shares; and Mr. Schenker 100,000 shares of common stock. All 1,950,000 shares have been returned to authorized but not issued status.

     In March 2003, the Company cancelled 1,000,000 shares held in reserve in connection with the employment of Kevin Whitmore, the former President of the Company's subsidiary HTSG who died in January 2003, and reissued 130,000 shares for delivery to Mr. Whitmore's estate. Under the employment arrangement agreed to in November 2002, Kevin Whitmore was to be issued up to a total of 2,000,000 common shares of the Company, such shares to vest in equal monthly issuances during the 38 month term of his employment. No shares to date had been delivered. The Board of Directors determined to issue 130,000 shares as the pro-rata amount due to Mr. Whitmore for services rendered.

ITEM  6.     RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

Effective as of March 31, 2003, Directors James W. Zimbler and Lee Rubenstein tendered their Resignations to the Board of Directors. Effective March 31, 2003, the Board of Directors have accepted the resignations of Mr. Zimbler and Mr. Rubenstein as a Directors of the Registrant. Mr. Zimbler and Mr.
Rubenstein, in their respective letters did not advise the Registrant of any disputes with respect with the Registrant on any matter relating to the Registrant's operations, policies or practices. Mr. Zimbler will continue to work with the Company's subsidiary Humana Trans Services Group, Ltd.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

Exhibit  17.     Letters  of  Resignation of James W. Zimbler and Lee Rubenstein


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

     By:  /s/  Steven  A.  Horowitz
     ---------------------------------
     Steven  A.  Horowitz
     President

Date:  April  4,  2003

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